MEDIA ADVISORY

BROWN-FORMAN ANALYST PRESENTATION AVAILABLE ON WEBSITE

LOUISVILLE, KY, November 9, 2000 -- Brown-Forman Corporation participated in yesterday's Morgan Stanley Global Consumer Group Conference in New York City. Brown-Forman Senior Vice President of Corporate Development John Bridendall presented information about the company's global brand-building activities, with particular emphasis on Jack Daniel's Tennessee Whiskey.

The Brown-Forman presentation is being furnished for anyone to see via the company's website. Those interested should go to www.brown-forman.com, click on "Investor Information," and then click on "Presentations" (at bottom left of this page). The text and slides of Bridendall's speech are available, and one should first click on "Presentation Speech Transcript" and print the text before returning to the "Presentations" page and clicking on "Corporate Presentation" to see the slides. Those with Real Player or a similar media software program may also be able to see a Jack Daniel's television ad shown during the Morgan Stanley Conference.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware, and Hartmann Luggage.